UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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      [  ] Preliminary Proxy Statement.

      [  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [  ] Definitive Proxy Statement

      [X] Definitive Additional Materials.

      [  ] Soliciting Material Pursuant to §240.14a-12

MACKENZIE REALTY CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MacKenzie Realty Capital, Inc.
c/o Georgeson

Reference #

YOUR VOTE IS IMPORTANT!

Re: Your investment in MacKenzie Realty Capital, Inc.

MacKenzie Realty Capital, Inc. announced it has postponed its 2024 special meeting of stockholders (“Special Meeting”) from December 18, 2024, to January 6, 2025, to allow additional time for stockholder voting and the solicitation of proxies.

The Special Meeting will be held on January 6, 2025, at 11 am Pacific Time.

The Company has postponed the Special Meeting to provide an opportunity for more stockholders to vote their shares in order to reach a quorum for the meeting; MacKenzie needs at least 50% of all shareholders to vote their shares.

It is very important that we speak to you about this matter. The call will only take a few moments of your time. You WILL NOT be asked for any confidential information and your call will be recorded for your protection.

PLEASE CALL GEORGESON TOLL-FREE AT

1-888-755-7893

Hours of Operation:

•	Monday through Friday – 10:00 a.m. to 11:00 p.m. Eastern Time
•	Saturday – 12:00 p.m. to 6:00 p.m. Eastern Time

Thank you in advance for your participation.

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

MacKenzie Realty Capital, Inc. announced it has postponed its 2024 special meeting of stockholders (“Special Meeting”) from December 18, 2024, to January 6, 2025, to allow additional time for stockholder voting and the solicitation of proxies.

The Company has postponed the Special Meeting to provide an opportunity for more stockholders to vote their shares to reach a quorum for the meeting; MacKenzie needs at least 50% of all shareholders to vote their shares.

According to our latest records, your vote for the meeting has not been received.

Regardless of the number of shares you may own, it is important that they be represented at this meeting. Further, by voting now, you can help us limit the additional fees we may incur related to the continued solicitation of votes required to hold our meeting. Vote now and we will not have to keep calling!

Your board of directors unanimously recommends that stockholders vote FOR all proposals.

We believe these amendments are crucial to our ability to be a Nasdaq-listed company, to raise funds in the public markets, and to grow our asset based and enhance stockholder returns.

We urge you to call our proxy solicitor, Georgeson toll-free at (866) 735-2302. If you have any questions or need assistance in voting your shares.

Please see the attached proxy card for instructions. Alternatively, you may sign, date, and mail the enclosed proxy card in the postage paid envelope provided. Please vote today.

Your vote is important, no matter how many or how few shares you may own. Please vote TODAY by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the envelope provided.

If you have any questions, please feel free to call MacKenzie at 1-800-854-8357.

Sincerely,

Chip Patterson, Chairman
MacKenzie Realty Capital, Inc.

NEWS RELEASE
CONTACT
FOR IMMEDIATE RELEASE
Chris Simpson

800-854-8357
investors@mackenziecapital.com

MacKenzie Realty Capital, Inc. Postpones 2024 Special Meeting of Stockholders, Announces 4th Quarter Dividend

Orinda, Calif., (December 17, 2024) – On December 17, 2024, MacKenzie Realty Capital, Inc. (Nasdaq: MKZR) (“MacKenzie” or the “Company”), announced it has postponed its 2024 special meeting of stockholders (“Special Meeting”) from December 18, 2024, to January 6, 2025, to allow additional time for stockholder voting and the solicitation of proxies.
The Special Meeting will be held on January 6, 2025, at 11 am Pacific Time at the offices of MacKenzie located at 89 Davis Rd., Suite 100, Orinda, California 94563. There have been no changes to the proposals to be voted on at the Special Meeting.
The Company has postponed the Special Meeting to provide an opportunity for more stockholders to vote their shares in order to reach a quorum for the meeting; MacKenzie needs at least 50% of all shareholders to vote their shares.
The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting will remain November 6, 2024. Proxies previously submitted will be voted at the postponed Special Meeting unless properly revoked, and stockholders who have already submitted a proxy or otherwise voted do not need to take any action at this time. For more information, please contact MacKenzie at (800) 854-8357.
MacKenzie is also announcing that the Board of Directors determined a new quarter dividend rate after analyzing MacKenzie’s 2024 performance and the requirement that it pay 90% of its income to shareholders to maintain its REIT status.  Therefore, on December 12, 2024, MacKenzie’s Board declared a quarterly common dividend for the period ended December 31, 2024 in the amount of $0.05 per common share, to be paid on or about January 25, 2025 to holders of record as of December 31, 2024.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com